United States
Securities and Exchange Commission
Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.           )

Filed by the Registrant ☑

File by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☑	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material under Rule 14a-12

COMMUNITY WEST BANCSHARES
(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.

□	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies: ____________________________________________________________
2.	Aggregate number of securities to which transaction applies: _________________________________________________________
3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the file fee is calculated and state how it was determined):__________________________________________________________________________________
4.	Proposed maximum aggregate value of transaction: ____________________________________________________________________
5.	Total fee paid: ________________________________________________________________________________________________

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid: _____________________________________
2.	Form, Schedule or Registration Statement No.: _____________________
3.	Filing Party: _______________________________________________
4.	Date Filed: ________________________________________________

445 Pine Avenue Goleta, CA 93117-3709 (805) 692-5821 www.communitywest.com

April 7, 2014

To Our Shareholders:

You are cordially invited to attend the 2014 Annual Meeting of Shareholders (Meeting) of Community West Bancshares that will be held at La Cumbre Country Club, 4015 Via Laguna, Santa Barbara, California 93110, on Thursday, May 22, 2014, at 6:30 P.M. local time.  There will be refreshments at 5:30 P.M. with the business meeting starting promptly at 6:30 P.M.  Please keep in mind that the Club rules prohibit wearing any denim (jeans, skirts, vests, etc.) on its premises.  I again look forward to greeting as many of our shareholders as possible.

As set forth in the attached Proxy Statement, the Meeting will be held to consider the election of Directors, to approve the Company’s 2014 Stock Option Plan, and to consider ratifying the selection of EY as the Company’s independent auditors and to transact any other business that may properly come before the Meeting.

We will also review operating results for the past year and the progress of Community West Bancshares, and its wholly-owned subsidiary, Community West Bank, and present an opportunity to ask questions of general interest to shareholders.

Your vote is important.  Whether or not you attend the Meeting in person, I urge you to promptly vote your Proxy by signing and dating the enclosed Proxy card and returning it in the accompanying postage-paid envelope.  If you decide to attend the Meeting and vote in person, you will, of course, have that opportunity.

Thank you for your continued support of Community West Bancshares and, again, I look forward to seeing you at the Annual Meeting on Thursday, May 22, 2014.

Very truly yours,
William R. Peeples
Chairman of the Board of Directors

COMMUNITY WEST BANCSHARES
445 Pine Avenue
Goleta, California 93117-3709
Telephone: (805) 692-5821

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 22, 2014

NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Shareholders (Meeting) of Community West Bancshares (Company) will be held at La Cumbre Country Club, 4015 Via Laguna, Santa Barbara, California 93110, on Thursday, May 22, 2014, at 6:30 P.M. local time, for the purpose of considering and voting on the following matters:

1.       Election of Directors.  To elect nine persons to the Board of Directors of the Company (Board) to serve until the 2015 Annual Meeting of Shareholders and until their successors are elected and have qualified.  The following persons are the Board of Directors’ nominees:

Robert H. Bartlein	William R. Peeples
Jean W. Blois	Martin E. Plourd
John D. Illgen	James R. Sims, Jr.
Shereef Moharram	Kirk B. Stovesand
Eric Onnen

2.            Approval of the 2014 Stock Option Plan.  To approve the Community West Bancshares 2014 Stock Option Plan covering 500,000 shares of the Company’s Common Stock, as more fully described in the Company’s 2014 Proxy Statement.

3.            Ratification of the Independent Auditors.  To ratify the selection of EY as the Company’s independent auditors for the fiscal year ending December 31, 2014.

4.        Other Business.  To transact such other business as may properly come before the Meeting and any adjournment thereof, including, without limitation, to approve an adjournment(s) of the Meeting, if necessary, to solicit additional proxies for the nine nominees for election.

The Proxy Statement that accompanies this Notice contains additional information regarding the proposals to be considered at the Meeting and shareholders are encouraged to read it in its entirety.

The Board has fixed the close of business on March 24, 2014 as the record date for determination of shareholders entitled to notice of, and the right to vote at, the Meeting.

As set forth in the enclosed Proxy Statement, proxies are being solicited by and on behalf of the Board.  All proposals set forth above are proposals of the Company.  It is expected that these materials will be mailed to shareholders on or about April 7, 2014.

The Bylaws of the Company provide for the nomination of Directors in the following manner:

“Nominations for election of members of the board of directors may be made by the board of directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors.  Notice of intention to make any nominations (other than for persons named in the notice of the meeting at which such nomination is to be made) shall be made in writing and shall be delivered or mailed to the president of the corporation no more than sixty (60) days prior to any meeting of shareholders called for the election of directors and no more than ten (10) days after the date the notice of such meeting is sent to shareholders pursuant to Section 2.4 of these Bylaws; provided, however, that if ten (10) days notice of such meeting is sent to shareholders, such notice of intention to nominate must be received by the president of the corporation not later than the time fixed in the notice of the meeting for the opening of the meeting.  Such notification shall contain the following information to the extent known to the notifying shareholder:  (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) with the written consent of the proposed nominee, a copy of which shall be furnished with the notification, whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged a bankrupt.  The notice shall be signed by the nominating shareholder and by the nominee.  Nominations not made in accordance herewith shall be disregarded by the chairman of the meeting and, upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee.  The restrictions set forth in this paragraph shall not apply to nomination of a person to replace a proposed nominee who has died or otherwise become incapacitated to serve as a director between the last day for giving notice hereunder and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.  A copy of the preceding paragraph shall be set forth in the notice to shareholders of any meeting at which directors are to be elected.”

Since important matters are to be considered at the Meeting, it is very important that each shareholder vote.

We urge you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the Meeting in person.  The enclosed proxy is solicited by the Board.  Any shareholder who executes and delivers such a proxy has the right to revoke it at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by submitting prior to the Meeting a properly executed proxy bearing a later date or by being present at the Meeting and electing to vote in person by advising the Chairman of the Meeting of such election.

Please indicate on the proxy whether or not you expect to attend the Meeting so that the Company can arrange for adequate accommodations.

By Order of the Board of Directors,

John D. Illgen, Secretary

Dated: April 7, 2014
Goleta, California

PROXY MATERIALS AND ANNUAL REPORT ON FORM 10-K

Copies of the Company’s Proxy Materials described herein and the 2013 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, are available upon request to: Charles G. Baltuskonis, Executive Vice President and Chief Financial Officer, Community West Bancshares, 445 Pine Avenue, Goleta, CA 93117-3474, telephone (800) 569-2100, e-mail: cbaltuskonis@communitywestbank.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 2014

This proxy statement, the proxy card, the Company’s Annual Report to Shareholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and directions to the location of the Annual Meeting, are available on the Company’s website at www.communitywest.com.

COMMUNITY WEST BANCSHARES
445 Pine Avenue
Goleta, California 93117-3709

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 22, 2014

SOLICITATION AND VOTING OF PROXIES

Community West Bancshares (Company or CWBC) is furnishing this Proxy Statement to its shareholders in connection with the solicitation by the Board of Directors (Board) of proxies to be used at the Annual Meeting of Shareholders (Meeting), to be held on Thursday, May 22, 2014 at 6:30 P.M. local time at La Cumbre Country Club, 4015 Via Laguna, Santa Barbara, California 93110, and at any and all adjournments and postponements thereof.  The designated proxyholders (Proxyholders) are members of the Company’s management.  Only shareholders of record on March 24, 2014 (Record Date) are entitled to notice of and to vote in person or by proxy at the Meeting or any adjournment or postponement thereof.  This Proxy Statement and the enclosed proxy card (Proxy) first will be mailed to shareholders on or about April 7, 2014.  The Company’s Annual Report to Shareholders and the Annual Report on Form 10-K, including consolidated financial statements for the year ended December 31, 2013, accompany this Proxy Statement.

Regardless of the number of shares of Common Stock of the Company (Common Stock) owned, it is important that the holders of a majority of shares be represented by proxy or be present in person at the Meeting.  Shareholders are requested to vote by completing the enclosed Proxy and returning it signed and dated in the enclosed postage-paid envelope.  Shareholders are to indicate their vote in the spaces provided on the Proxy.  Proxies solicited by the Board will be voted in accordance with the directions given therein.  Where no instructions are indicated, signed Proxies will be voted “AUTHORITY GIVEN” for all nine nominees in the election of the Directors named in this Proxy Statement; “FOR” approval of the 2014 Stock Option Plan and, “FOR” ratification of EY as the Company’s independent auditors for the fiscal year ending December 31, 2014.  If any other business is properly presented at the Meeting, the Proxy will be voted in accordance with the recommendations of the Board.

Other than the matters set forth on the attached Notice of Annual Meeting of Shareholders, the Board knows of no additional matters that will be presented for consideration at the Meeting.  Execution of a Proxy, however, confers to each of Michael Phlaum and Susan Thompson, as the designated Proxyholders, discretionary authority to vote the shares in accordance with the recommendations of the Board on such other business, if any, which may properly come before the Meeting and at any adjournments or postponements thereof, including whether or not to adjourn the Meeting.  In addition, the Proxy being solicited confers, and the holders of each Proxy will have, discretionary authority to vote with respect to any matter if the Company did not have notice of such matter by February 22, 2014, which is at least 45 days before the date on which the Company first mailed its proxy materials for the prior year’s Annual Meeting of Shareholders.

You may revoke your Proxy at any time prior to its exercise by filing a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed Proxy bearing a later date, or by attending the Meeting and voting in person.  However, if you are a shareholder whose shares are not registered in your own name, you will need to provide appropriate documentation from the record holder to vote personally at the Meeting.

The following matters will be considered and voted upon at the Meeting:

1.            Election of Directors. To elect nine persons to the Board of Directors of the Company to serve until the 2015 Annual Meeting of Shareholders and until their successors are elected and have qualified.  The following persons are the Board of Directors’ nominees:

Robert H. Bartlein	William R. Peeples
Jean W. Blois	Martin E. Plourd
John D. Illgen	James R. Sims, Jr.
Shereef Moharram	Kirk B. Stovesand
Eric Onnen

2.           Approval of the 2014 Stock Option Plan. To approve the Community West Bancshares 2014 Stock Option Plan covering 500,000 shares of the Company’s Common Stock, as more fully described in this Proxy.

3.           Ratification of the Company’s Independent Auditors.  To ratify the appointment of EY as the Company’s independent auditors for the fiscal year ending December 31, 2014.

4.            Other Business.  To transact such other business as may properly come before the Meeting and any adjournment thereof, including, without limitation, approving an adjournment(s) of the Meeting, if necessary, to solicit additional proxies for the nine nominees for election.

This solicitation of proxies is being made by the Board.  The expense of solicitation of proxies for the Meeting will be borne by the Company.  It is anticipated that proxies will be solicited primarily through the use of the mail.  Proxies may also be solicited personally or by telephone by Directors, officers and employees of the Company, and its wholly-owned subsidiary, Community West Bank (CWB or Bank), without additional compensation therefor.  The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, that are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.  The total estimated cost of the solicitation is $22,000.

VOTING SECURITIES

The securities that may be voted at the Meeting consist of shares of Common Stock.  The close of business on March 24, 2014 has been fixed by the Board as the Record Date for the determination of shareholders of record entitled to notice of and to vote at the Meeting and at any adjournments or postponements thereof.  The total number of shares of Common Stock outstanding as of the Record Date was 8,183,655 shares.  Each shareholder is entitled to one vote, in person or by proxy, for each share held as of the Record Date, except that in the election of Directors, each shareholder has the right to cumulate votes provided that the candidates’ names have been properly placed in nomination prior to commencement of voting and a shareholder has given notice of their intention to cumulate votes prior to commencement of voting.  Cumulative voting entitles a shareholder to give one candidate a number of votes equal to the number of Directors to be elected, multiplied by the number of shares of Common Stock held by that shareholder, or to distribute such votes among as many candidates as the shareholder deems fit.  The candidates receiving the highest number of votes, up to the number of Directors to be elected, will be elected.

Of the shares of Common Stock outstanding as of the Record Date, 2,131,309 (26.04%) shares of the issued and outstanding shares of Common Stock were beneficially owned by Directors and executive officers of the Company.  Such persons have informed the Company that they will vote “AUTHORITY GIVEN” for all nine nominees in the election of Directors, “FOR” the approval of the 2014 Stock Option Plan, and “FOR” ratification of the selection of EY as the Company’s independent auditors for the fiscal year ending December 31, 2014.  Under California law and the Company’s Bylaws, a quorum consists of the presence in person or by proxy of a majority of the shares entitled to vote at the Meeting, and a matter (other than the election of Directors) voted on by shareholders will be approved if it receives the vote of a majority of the shares both present and voting, which shares also constitute a majority of the required quorum, unless the vote of a greater number of shares is required.  Abstentions and broker non-votes will be included in the number of shares present at the Meeting and entitled to vote for the purpose of determining the presence of a quorum.

If your shares are held in "street name" by a brokerage firm, you will need to follow the directions your brokerage firm provides to you to properly vote your shares.  Under the current rules of the New York Stock Exchange (NYSE), if you do not give instructions to your brokerage firm at least ten days before the Meeting, you still will be able to vote your shares with respect to certain "routine" matters, but you will not be allowed to vote your shares with respect to certain "non-routine" matters.  For example, the ratification of EY as the Company's independent auditors (Proposal 3) is considered to be a routine matter under the NYSE rules and your brokerage firm will be able to vote on this proposal if it does not receive instructions from you, so long as it holds your shares in its name.  However, the election of Directors (Proposal 1) and the approval of the 2014 Stock Option Plan (Proposal 2) are non-routine matters.  Accordingly, if you do not instruct your broker how to vote with respect to Proposal 1 and Proposal 2, your broker may not vote with respect to these proposals and those votes will be counted as "broker non-votes."  "Broker non-votes" are shares that are held in "street name" by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.  Assuming that a quorum is present at the Meeting, the following chart sets forth the required vote to approve each matter to be considered and voted upon at the Meeting and the effect of “Withhold” votes, abstentions and broker non-votes.

Proposal	Required Vote	Effect of “Withhold” Votes, Abstentions, Broker Non-Votes
Proposal 1 – Election of Directors	The candidates receiving the highest number of votes, present and by proxy entitled to vote, up to the number of Directors to be elected, will be elected.	Broker non-votes will have no effect on the voting for the election of Directors.
Proposal 2 – Approval of Stock Option Plan.	Affirmative vote of a majority of the votes represented in person or by proxy and entitled to vote at the Meeting.	Abstentions will have the same effect as votes against such proposal, and broker non-votes will not be counted as votes and will have no effect on the voting of this proposal.
Proposal 3 – Ratification of the Company’s Independent Auditors	Affirmative vote of a majority of the votes represented in person or by proxy and entitled to vote at the Meeting.	Abstentions will have the same effect as votes against such proposal, and broker non-votes will not be counted as votes and will have no effect on the voting of this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information as of the Record Date, concerning the beneficial ownership of the Company’s outstanding Common Stock (i) by persons (other than depositories) known to the Company to own more than 5% of the Company’s outstanding Common Stock, (ii) by each of the Company’s Directors or nominees, (iii) by each of the Named Executive Officers, and (iv) by all current Directors and Named Executive Officers as a group.  Management is not aware of any change in control of the Company that has occurred since January 1, 2013, or any arrangement that may, at a subsequent date, result in a change in control of the Company.

The Company also has issued and outstanding 15,600 shares of Fixed Rate Cumulative Preferred Stock, Series A (Series A Preferred Stock), which shares were originally issued to the United States Department of the Treasury on December 19, 2008 in connection with the Company’s participation in the Troubled Asset Relief Program – Capital Purchase Program (TARP-CPP).  On December 11, 2012, all shares of Series A Preferred Stock were sold to private investors in a non-public offering as part of a modified “Dutch Auction” process.  Such private investors are now the beneficial owners of 100% of the issued and outstanding shares of Series A Preferred Stock, and therefore, no further disclosure with respect to the Series A Preferred Stock is contained in the table below.  The Series A Preferred Stock is not entitled to vote at the Meeting.

On December 19, 2008, in connection with the Company’s participation in the TARP-CPP, the Company also issued to the Treasury a warrant to purchase up to 521,158 shares of Common Stock at an exercise price of $4.49 per share.  The Warrant is immediately exercisable and has a 10-year term.  On June 6, 2013, the warrant was sold in an auction to a private investor, Wellington Management Company, LLP, and such potential shares are included in the following Ownership table.

Except as indicated, the address of each of the persons listed below is c/o Community West Bancshares, 445 Pine Avenue, Goleta, CA 93117.

Name and Title	Number of Shares of Common Stock Beneficially Owned (1)	Number of Shares Subject to Vested Stock Options (2)	Number of Shares Subject to Vested Warrants (3)	Percent of Class Beneficially Owned (1) (2) (3)
Charles G. Baltuskonis, Executive Vice President and Chief Financial Officer, CWBC and CWB	52,000	26,500		0.96%
Robert H. Bartlein, Director, Chairman of the Board, CWB (6)	541,134	20,000		6.84%
Jean W. Blois, Director	61,964	20,000		1.00%
John D. Illgen, Director	36,091	20,000		0.68%
Investors of America, Limited Partnership (4)	568,696			6.95%
Shereef Moharram, Director (6)	11,475	10,000		*
Eric Onnen, Director	23,422	10,000		*
William R. Peeples, Director, Chairman of the Board, CWBC	1,282,671	10,000		15.78%
Michael L. Phlaum, Executive Vice President and Chief Operating Officer, CWB	13,500	3,000		*
Martin E. Plourd, Director, President and Chief Executive Officer, CWBC and CWB	37,000	28,000		0.79%
Steven A. Rosso, Executive Vice President and Chief Credit Officer, CWB	2,350	4,500		*
James R. Sims, Jr., Director (6)	38,730	20,000		0.72%
Stieven Capital Advisors, L.P. (5)	433,235			5.29%
Kirk B. Stovesand, Director (6)	31,972	20,000		0.62%
Wellington Management Company, LLP (3)			521,158	5.99%
All Directors and Executive Officers as a Group (12 in number)	2,131,309	192,000		27.74%
*        Less than 0.50%

(1)          Includes shares beneficially owned, directly and indirectly, together with associates, except for shares subject to vested stock options, shares issuable upon conversion of the Debentures and outstanding warrants.  Also includes shares held as trustee and held by or as custodian for minor children.  Unless otherwise noted, all shares are held as community property under California law or with sole investment and voting power.

(2)          Shares subject to options held by Directors or executive officers that are exercisable within 60 days after the Record Date (vested) are treated as issued and outstanding for the purpose of computing the percent of the class owned by such person and the percent of class owned by all Directors and executive officers as a group, but not for the purpose of computing the percent of class owned by any other person.

(3)          All the Wellington Management Company, LLP’s potential shares are the Warrants purchased on June 6, 2013 from the Treasury.  Such shares are treated as issued and outstanding for the purpose of computing the percent of the class owned by such Company.  Address is: 280 Congress Street, Boston, MA 02210.  Information is pursuant to Schedule 13G filed February 14, 2014.

(4)          Address is: 135 North Meramec, Clayton, MO 63105.  These securities are owned by Investors of America, Limited Partnership and may be deemed to be indirectly owned by First Banks, Inc.  Members of the Dierberg Family and the Dierberg Family Trusts are shareholders of First Securities America, Inc., the General Partner of Investors of America, Limited Partnership, and First Banks, Inc.  First Banks, Inc. disclaims beneficial ownership of these securities.

(5)          Address is: 12412 Powerscourt Drive, Suite 250, St. Louis, MO 63131.  Pursuant to the Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2014, the following parties share voting and dispositive power with respect to all of the shares:  Stieven Capital Advisors, L.P., Joseph A. Stieven, Stephen L. Covington and Daniel M. Ellefson.  In addition, Stieven Financial Investors, L.P. shares voting and dispositive power with respect to 353,704 of the shares reported, and Stieven Financial Offshore Investors, Ltd. shares voting and dispositive power with respect to 79,531 of the shares reported.

(6)          Of the 15,600 shares of Fixed Rate Cumulative Preferred Stock, Series A, 1,100 shares are owned by individual Directors as follows:  Messrs. Bartlein 915; Moharram 10; Sims 100; and, Stovesand 75.

PROPOSAL 1

ELECTION OF DIRECTORS

Directors and Executive Officers

The Company's Bylaws provide that the authorized number of Directors will be not less than 6 nor more than 11, with the exact number of Directors to be fixed from time to time by resolution of a majority of the Board or by resolution of the shareholders.  The Board of Directors last fixed the authorized number of Directors at 9.

At the Meeting, nine persons will be elected to serve as Directors of the Company until the 2015 Annual Meeting and until their successors are elected and have qualified.  The nine persons named below are all currently Directors of the Company and have been nominated by the Board for re-election.  A Proxy that is submitted to the Company with the instruction “AUTHORITY GIVEN” or without instructions will be voted in such a way as to effect the election of all nine nominees, or as many thereof as possible.  In the event that any of the nominees should be unable to serve as a Director, it is intended that the Proxy will be voted for the election of such substitute nominees, if any, as will be designated by the Board.  Each nominee has consented to being named in the Proxy Statement and has agreed to serve as a member of the Board, if elected.  The Board has no reason to believe that any of the nominees will be unable or unwilling to serve.  Additional nominations can only be made by complying with the notice provision set forth in the Bylaws of the Company, an extract of which is included in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.  This Bylaw provision is designed to give the Board advance notice of competing nominations, if any, and the qualifications of nominees, and may have the effect of precluding third-party nominations if the notice provisions are not followed.

Pursuant to NASDAQ Stock Market LLC (NASDAQ) Listing Rules, the Board has made an affirmative determination that the following members of the Board are “independent” within the meaning of such rules: Robert H. Bartlein, Jean W. Blois, John D. Illgen, Shereef Moharram, Eric Onnen, William R. Peeples, James R. Sims, Jr. and Kirk B. Stovesand.  As such, pursuant to NASDAQ Listing Rules and Rule 10A-3 of the Securities Exchange Act of 1934 (Exchange Act), a majority of the members of the Board and all the members of the Audit Committee are “independent” as so defined.

The following persons have been nominated for election by the Board:

Robert H. Bartlein	William R. Peeples
Jean W. Blois	Martin E. Plourd
John D. Illgen	James R. Sims, Jr.
Shereef Moharram	Kirk B. Stovesand
Eric Onnen

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “AUTHORITY GIVEN” FOR ALL NINE NOMINEES IN THE ELECTION OF DIRECTORS.

Information about the Nominees

Robert H. Bartlein (Age 66)

Mr. Bartlein has been a member of the Board of CWBC since its inception in 1997 and a founder and Director of CWB since 1989.  Mr. Bartlein serves on CWBC’s Nominating and Corporate Governance Committees and is Chairman of the Board of CWB, Chairman of the Loan Committee and a member of the Compensation, Executive, Bank Regulatory Compliance, Legal and Management Succession Committees.  He is President and CEO of Bartlein & Company, Inc., founded in 1969, which is a property management company with four California offices.  He is a graduate of the University of Wisconsin – Madison, with a degree in Finance, Investments and Banking, and did post-graduate study at the University of Wisconsin - Milwaukee.  Mr. Bartlein is past President and Director of the American Lung Association of Santa Barbara and Ventura Counties.

Jean W. Blois (Age 86)

Mrs. Blois has been a member of the Board of CWBC since its inception in 1997 and of CWB since 1989.  She is a member of CWBC’s Asset/Liability Committee and Chairman of CWB’s Compensation Committee.  She co-founded Blois Construction, Inc. and served in a financial capacity before retirement.  She formed her own consulting firm, Jean to the Rescue.  Mrs. Blois graduated with a BS from the Haas School of Business at the University of California, Berkeley.  She served as a Trustee of the Goleta Union School District for 13 years, a Director of the Goleta Water District for 10 years and a council member for the City of Goleta for 6 years, including terms in 2005 and 2007 as Goleta Mayor.

John D. Illgen (Age 69)

Mr. Illgen has been a member of the Board of CWBC since its inception in 1997 and of CWB since 1989.  He is Secretary of the Board of CWBC and a member of CWBC’s Nominating and Corporate Governance and Audit Committees and Chairman of CWB’s Asset/Liability Committee and a member of the Compensation and Bank Regulatory Compliance Committees.  Mr. Illgen is Sector Director and Vice President for Modeling and Simulation with Northrop Grumman Information Systems.  He was Founder (1988), President and Chairman of Illgen Simulation Technologies, Inc. until its merger with Northrup Grumman Corporation in December 2003.  Mr. Illgen is Chairman Emeritus of the Board of Directors of the National Defense Industrial Association and appeared on television with the late General (Ret) Alexander Haig on “21st Century Business and Health” as an industry expert in information systems, modeling and simulation and other technologies.  Mr. Illgen is on the Advisory Board of the Santa Barbara Scholarship Foundation and is a Past President of Goleta Rotary Club.  In 2012, Mr. Illgen received the International award, “Modern Day Technology Leader” from the BEYA for his contributions to the Modeling and Simulation domain.

Shereef Moharram (Age 42)

Mr. Moharram was named to the Boards of CWBC and CWB in December 2011, and is a member of the Bank Regulatory Compliance and Asset/Liability Committees.  Mr. Moharram is a partner with the law firm Price Postel & Parma LLP in Santa Barbara, where he specializes in real estate law.  Mr. Moharram holds a BA in English Literature from the University of California, Santa Barbara, and a JD from the UCLA School of Law.

Eric Onnen (Age 56)

Mr. Onnen was named to the Boards of CWBC and CWB in December 2011, and serves on CWBC’s Audit Committee.  Mr. Onnen, a resident of Goleta, is co-founder, owner and current Chief Executive Officer of Santa Barbara Airbus, a Goleta ground transportation company since 1983.  He is currently on the Goleta Chamber of Commerce Executive Board of Directors and a past Board member and currently serves on the Goleta Planning Commission.  He is an active member and past President of Goleta Rotary Club, past President of the Santa Barbara Conference and Visitors Bureau and Film Commission and served as Goleta City Mayor in 2010.  Mr. Onnen holds a BA in business economics from the University of California, Santa Barbara.

William R. Peeples (Age 71)

Mr. Peeples is Chairman of the Board of CWBC and a founder and Director of CWB since 1989.  Mr. Peeples is Chairman of CWBC’s Nominating and Corporate Governance Committee and serves on CWB’s Executive, Compensation and Management Succession Committees and served on the Loan Committee until January 2014.  Mr. Peeples served in various financial capacities, including President and Chief Financial Officer of Inamed Corporation from 1985 to 1987.  He also was a founder and Chief Financial Officer of Nusil Corporation and Imulok Corporation from 1980 to 1985.  Mr. Peeples has been active as a private investor and currently serves as Managing General Partner of two real estate partnerships and serves as a member of the Goleta Valley Cottage Hospital Foundation Capital Campaign Steering Committee.  Mr. Peeples holds a BBA from the University of Wisconsin – Whitewater, and an MBA from Golden Gate University, Air Force on-base program.

Martin E. Plourd (Age 56)

Mr. Plourd has been President, Chief Executive Officer and a member of the Board of CWB since November 2011 and President, Chief Executive Officer and member of the Board of CWBC since March 2012.  He was Vice President of CWBC from November 2011 until March 2012.  Mr. Plourd serves on CWB’s Loan, Asset/Liability, Bank Regulatory Compliance and Management Succession Committees and is a member of the Management Disclosure Committee.  He has been in banking for over 30 years and has been a bank executive for over 20 years.  From July 2009 to October 2011, he worked as a private consultant with banks on engagements concerning strategic planning, acquisitions and compliance issues.  From July 2005 to July 2009, Mr. Plourd served first as Chief Operating Officer and then President and Director of Temecula Valley Bank.  Prior to that, he spent 18 years with Rabobank in El Centro, including his last position as Executive Vice President and Community Banking Officer.  Mr. Plourd is a graduate of Stonier Graduate School of Banking and California State Polytechnic University and is active in the local community.

James R. Sims, Jr. (Age 78)

Mr. Sims has been a member of the Board of CWBC since its inception in 1997 and of CWB since 1989.  Mr. Sims is a member of CWBC’s Audit and the Bank Regulatory Compliance Committees.  In addition, he was an alternate member of CWB’s Loan Committee and became a permanent member in January 2014.  Mr. Sims is a real estate broker whose career began in 1970 in Santa Barbara.  He is a past President of the Santa Barbara Board of Realtors, Chairman of the Multiple Listing Service and served as Regional Vice President of the California Association of Realtors.  Mr. Sims served on the Santa Barbara Coastal Housing Association seeking affordable housing and he developed three Residential Care Facilities for the elderly in Camarillo that he operated until his retirement in 2000.

Kirk B. Stovesand (Age 51)

Mr. Stovesand has been a member of the Board of CWBC and CWB since May 2003.  Mr. Stovesand is Chairman of CWBC’s Audit Committee and serves on CWB’s Asset/Liability, Loan and Bank Regulatory Committees and is Secretary of CWB’s Board.  He is a partner of Walpole & Co., founded in 1974, which is a Certified Public Accounting and Consulting firm.  Mr. Stovesand has served on the boards of both for-profit and not-for-profit organizations. He is a graduate of the University of California Santa Barbara with a degree in Business Economics.  Mr. Stovesand received a Masters Degree in Taxation from Golden Gate University and a Master Certificate in Global Business Management from George Washington University.  He is a Certified Financial Planner, certified in mergers and acquisitions, and a member of the American Institute of Certified Public Accountants.

None of the Directors or executive officers of the Company were selected pursuant to any arrangement or understanding, other than with the Directors and executive officers of the Company, acting within their capacities as such.  The Company knows of no family relationships between the Directors and executive officers of the Company, nor do any of the Directors or executive officers of the Company serve as Directors of any other company which has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Exchange Act or any investment company registered under the Investment Company Act of 1940.

Executive Officers (not members of the Board)

           The following sets forth, as of the Record Date, the names and certain other information concerning current executive officers of the Company, in addition to the executive officer who is nominated for election as a Director and whose biographical information is provided above.

Charles G. Baltuskonis (Age 63)

Mr. Baltuskonis, Executive Vice President and Chief Financial Officer of CWBC and CWB, has been with the Company since November 2002.  He is a member of the Management Disclosure Committee.  Mr. Baltuskonis served as Senior Vice President and Chief Accounting Officer of Mego Financial Corporation from 1997 to 2002, and Senior Vice President and Controller of TAC Bancshares from 1995 to 1997.  Prior to that, he was Chief Financial Officer of F&C Bancshares and of First Coastal Corporation and a Senior Manager with the public accounting firm of EY, specializing in services to financial institutions.  Mr. Baltuskonis is a certified public accountant; a member of the American Institute of Certified Public Accountants, Financial Managers Society, including a past member of the Financial Institutions Accounting Committee, and recently completed a 5-year term on the Board of Directors of Goleta Valley Chamber of Commerce.  Mr. Baltuskonis holds a BS from Villanova University.

Michael L. Phlaum (Age 62)

Mr. Phlaum, Executive Vice President and Chief Operating Officer of CWB, joined the company in February 2012.  He was elevated to his current position as Executive Vice President and Chief Operating Officer, effective as of February 27, 2014.  He held a product management position with Kinecta Federal Credit Union from 2010 to 2012 and held several positions with Rabobank, N.A. from 1999 to 2009, finishing as SVP, Strategic Product Delivery.  Mr. Phlaum has over 35 years of banking experience in California banks.  He is a graduate of Life Pacific College with certificates from the University of California in Executive Management and Personal Financial Planning.

Steven A. Rosso (Age 60)

Mr. Rosso, Executive Vice President and Chief Credit Officer of CWB, joined the Company in July 2011.  He served from 2009 as Chief Executive Officer of Corfino, Inc., a company that provides consulting services to California banks regarding construction and real estate projects.  From 1992 to 2008, Mr. Rosso served as President and Chief Executive Officer of Pacific State Bank in Stockton, California.  Mr. Rosso holds a BSBM from San Jose State University, a post-graduate degree in Personal Financial Planning from the University of California and is a graduate of the Pacific Coast Banking School.

Specific Experience, Qualifications, Attributes and Skills of Directors

The Nominating and Corporate Governance Committee (NCGC) has reviewed with the Board the specific experience, qualifications, attributes and skills of each Director, including each nominee for election as a Director at the Annual Meeting.  The NCGC has concluded that each Director has the appropriate skills and characteristics required of Board membership, and each possesses an in-depth knowledge of the Company’s business and strategy.  The NCGC further believes that our Board is composed of well-qualified and well-respected Directors who are prominent in business, finance and the local community. The experience and key competencies of each Director, as reviewed and considered by the NCGC, are set forth below.

Robert H. Bartlein.  As President of Bartlein & Company, Inc., Mr. Bartlein has substantial real estate experience with broad business exposure.  He is knowledgeable in real estate transactions, real estate law, credit analysis, accounting, income tax law and finance.  Mr. Bartlein is particularly familiar with the Central Coast real estate market and is active in the community.  He is a founder and has served on the Bank Board for 25 years.

Jean W. Blois.  Mrs. Blois has experience starting and operating her own business in Goleta.  She has served for numerous years on Goleta City Council, including two terms as Mayor, and has substantial community involvement.  Mrs. Blois is a founder and has served on the Bank Board for 25 years.

John D. Illgen.  As founder and Chief Executive Officer of Illgen Simulation Technologies, Inc., until sold to Northrup Grumman, Mr. Illgen has a national reputation in technology, defense and model simulations, and broad business experience.  He continues to be published on technology and is a frequent symposium speaker.  Mr. Illgen is a founder and has served on the Bank Board for 25 years.

Shereef Moharram.  Mr. Moharram is an attorney, specializing in real estate and is very active in the local community.  The Company believes Mr. Moharram’s legal and real estate background will be pertinent in numerous Board issues.

Eric Onnen.  Mr. Onnen has experience starting and operating a successful business, and he has been very active in local government, including a term as Mayor of Goleta, and he has been extremely involved in the local community.  The Company believes Mr. Onnen’s general business experience, including governmental service, will provide insight on Board issues.

William R. Peeples.  Mr. Peeples has substantial experience in finance, including positions as a Chief Financial Officer, and has expertise in capital raising, venture capital, business combinations, real estate and broad business exposure.  As previously noted, Mr. Peeples also served as interim President and Chief Executive Officer of CWBC.  He is active in the local community.  Mr. Peeples is a founder and has served on the Bank Board for 25 years.

Martin E. Plourd.  As President, Chief Executive Officer and a Director of the Bank and the Company, and through numerous executive positions Mr. Plourd has held in his banking career, he has a substantial financial services’ background, including management, lending, marketing and bank operations.  This experience enables Mr. Plourd to provide the Company with effective leadership in the conduct of its business and strategic initiatives.  He is active in the community and also has served in executive positions in the banking industry.

James R. Sims, Jr.  Mr. Sims was a former business owner, investor and author and was active in real estate and shared equity transactions.  He is a real estate broker.  Mr. Sims is a founder and has served on the Bank Board for 25 years.

Kirk B. Stovesand.  Mr. Stovesand has a broad financial background and serves as a partner of an accounting and consulting firm.  He has a CPA, a CFP and a Masters in taxation.  Mr. Stovesand is active on boards of for-profit and not-for-profit organizations.

CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS

Meetings and Committees

The Company’s Board met 14 times (12 regular meetings and two special meetings) during the year ended December 31, 2013, and had the following standing committees of Company or Bank that met during the year: Audit/Compliance Committee, Personnel / Compensation Committee and Nominating and Corporate Governance Committee.  In addition, the Company’s Directors served on the Board of Directors of CWB, including the various committees established by CWB.  During 2013, none of the Company’s Directors attended less than 75% of the Company’s Board meetings and meetings of committees on which they served.  All Board members attended the 2013 Annual Meeting of Shareholders.

The Audit Committee is currently composed of four independent Directors:  Messrs. Stovesand, Illgen, Onnen and Sims.  This Committee is responsible for review of all internal and external examination reports and selection of the Company’s independent auditors.  The Audit Committee met 12 times during 2013.

The Nominating and Corporate Governance Committee is composed of three independent Directors: Messrs. Peeples, Bartlein and Illgen.  The Committee is responsible for recommendations regarding the Board’s composition and structure and policies and processes regarding overall corporate governance.  The Committee met once during 2013.

The Personnel / Compensation Committee is composed of four independent Directors: Mrs. Blois and Messrs. Bartlein, Illgen and Peeples.  The Committee is responsible for determining executive compensation.  This Committee met four times, including at least once in each six-month period, during 2013.

Board Leadership Structure and Role in Risk Oversight

The position of Chairman of the Board has been separated from the position of Chief Executive Officer for each of the Company and CWB.  William R. Peeples, a non-employee independent Director, has been elected as the Chairman of the Company and Robert H. Bartlein, a non-employee independent Director, has been elected as the Chairman of CWB.  Martin E. Plourd is serving as President and Chief Executive Officer of the Company and CWB.  Separating these positions allows the Chief Executive Officer to focus on day-to-day business, while allowing the Chairman of the Boards of each of the Company and CWB to lead the respective Boards in their fundamental role of providing advice to and independent oversight of management.  The Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as the Chairman, particularly as the Board’s oversight responsibilities continue to grow.  While the Company’s bylaws and corporate governance guidelines do not require that the Company’s Chairman and Chief Executive Officer positions be separate, the Board believes that having separate positions and having independent outside Directors serve as the Chairman of each of the Company and CWB is the appropriate leadership structure for the Company at this time and demonstrates the Company’s commitment to good corporate governance.

 Risk is inherent with every business, and how well a business manages risk can ultimately determine its success.  The Company faces a number of risks, including economic risks, environmental and regulatory risks and others, such as the impact of competition. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

 The Board believes that establishing the right “tone at the top” and that full and open communication between management and the Board of Directors is essential for effective risk management and oversight. The Company’s Chairman and CWB’s Chairman meet regularly with the President and Chief Executive Officer and other senior officers to discuss strategy and risks facing the Company.  Senior management is available to address any questions or concerns raised by the Board on risk management-related and any other matters.  Periodically, the Board of Directors receives presentations from senior management on strategic matters involving the Company’s operations.  The Board holds strategic planning sessions with senior management to discuss strategies, key challenges and risks and opportunities for the Company.

 While the Board is ultimately responsible for risk oversight at the Company, the Board’s various standing committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk.  The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and discusses policies with respect to risk assessment and risk management.  Risk assessment reports are regularly provided by management to the Audit Committee.  The Personnel/Compensation Committee of the Board assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from compensation policies and programs.  The Nominating and Corporate Governance Committee of the Board assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our Directors and executive officers and corporate governance.

Shareholder Communication with Directors

Shareholders may communicate directly with the Board by writing to:

William R. Peeples, Chairman of the Board of Directors
Community West Bancshares
445 Pine Avenue
Goleta, CA 93117-3709

Audit Committee Report

The Report of the Audit Committee of the Board will not be deemed filed under the Securities Act of 1933 (Securities Act) or under the Exchange Act.

The Board maintains an Audit Committee currently comprised of four of the Company’s Directors, each of whom meet the independence and experience requirements of the NASDAQ Listing Rules.  The Audit Committee assists the Board in monitoring the accounting, auditing and financial reporting practices of the Company.  The Audit Committee operates under a written Charter, which is assessed annually for adequacy.  The Audit Committee Charter was last amended on December 13, 2012 and was last ratified on December 19, 2013.  A copy of the Charter is included as Appendix A to the Company’s 2013 Proxy Statement, as filed with the SEC on March 29, 2013, and is available at www.sec.gov.

Based on the attributes, education and experience requirements under the NASDAQ Listing Rules, the requirements set forth in section 407 of the Sarbanes-Oxley Act of 2002 and associated regulations, the Board has identified Kirk B. Stovesand as an “Audit Committee Financial Expert” as defined under Item 407 (d) (5) of Regulation S-K, and has determined him to be independent.

Management is responsible for the preparation of the Company’s financial statements and financial reporting process, including its system of internal controls.  In fulfilling its oversight responsibilities, the Audit Committee:

•	Reviewed and discussed with management the audited financial statements contained in the Company’s Annual Report on Form 10-K for fiscal 2013; and

•	Obtained from management their representation that the Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

The Company’s independent auditor, EY, is responsible for performing an audit of the Company’s financial statements in accordance with the auditing standards generally accepted in the United States and expressing an opinion on whether the Company’s financial statements present fairly, in all material respects, the Company’s financial position and results of operations for the periods presented and conform with accounting principles generally accepted in the United States.  In fulfilling its oversight responsibilities, the Audit Committee:

•	Discussed with EY the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T; and

•	Received and discussed with EY the written disclosures and the letter from EY required by applicable requirements of PCAOB regarding EY’s communications with the Audit Committee concerning independence, and reviewed and discussed with EY whether the rendering of the non-audit services provided by them to the Company during fiscal 2013 was compatible with their independence.

In addition, the Company received a letter from EY to the effect that EY’s audit of the Company was subject to its quality control system for the United States accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of EY personnel working on the audit and the availability of national office consultation.

In performing its functions, the Audit Committee acts only in an oversight capacity.  It is not the responsibility of the Audit Committee to determine that the Company’s financial statements are complete and accurate, are presented in accordance with accounting principles generally accepted in the United States or present fairly the results of operations of the Company for the periods presented or that the Company maintains appropriate internal controls.  Further, it is not the duty of the Audit Committee to determine that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s auditors are independent.

Based upon the reviews and discussions described above, and the report of EY, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Kirk B. Stovesand, Chairman
John D. Illgen
Eric Onnen
James R. Sims, Jr.

Dated: February 27, 2014

Nominating and Corporate Governance Committee

The Company’s Nominating and Corporate Governance Committee (NCGC) was established in February 2004 and the committee charter (Charter) is annually assessed and was last amended on December 13, 2012 and was last ratified on December 19, 2013.  A copy of the Charter is included as Appendix B to the Company’s 2013 Proxy Statement, as filed with the SEC on March 29, 2013, and is available at www.sec.gov.  The NCGC, consisting of three independent Directors, makes recommendations to the Board regarding the Board’s composition and structure, nominations for elections of Directors and policies and processes regarding principles of corporate governance to ensure the Board’s compliance with its fiduciary duties to the Company and its shareholders.  The NCGC reviews the qualifications of, and recommends to the Board, candidates as additions, or to fill Board vacancies, if any were to occur during the year.

The NCGC will consider, as part of its nomination process, any Director candidate recommended by a shareholder of the Company who follows the procedures in this Proxy Statement shown under the heading “2015 Shareholder Proposals” set forth below.  The NCGC will follow the processes in the Charter when identifying and evaluating overall Board composition and individual nominees to the Board.

Additional information regarding (i) the NCGC’s policy with regard to the consideration of any Director candidates recommended by security holders and related procedures to be followed by security holders in submitting such recommendations, (ii) minimum qualifications of Director candidates, and (iii) the NCGC’s process for identifying and evaluating nominees for Directors, is incorporated herein by reference to the Charter.

The NCGC determines the required selection criteria and qualifications of Director nominees based upon the Company’s needs at the time nominees are considered.  In general, Directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the Company’s shareholders.  In addition to the foregoing considerations, the NCGC will consider criteria such as strength of character and leadership skills; general business acumen and experience; broad knowledge of the industry; number of other board seats; and, willingness to commit the necessary time to ensure an active board whose members work well together and possess the collective knowledge and expertise required by the Board.  The NCGC considers these same criteria for candidates regardless of whether the candidate was identified by the NCGC, by shareholders, or any other source.

  The goal of the NCGC is to seek to achieve a balance of knowledge and experience on the Company’s Board.  To this end, the NCGC seeks nominees with the highest professional and personal ethics and values, an understanding of the Company’s business and industry, diversity of business experience, expertise and backgrounds, a high level of education, broad-based business acumen and the ability to think strategically.  The composition of the current Board reflects diversity in business and professional experience, skills, and gender.  The NCGC reviews the effectiveness of the Charter in achieving the goals of the NCGC as stated therein annually.

Compensation Committee

The Compensation Committee (CC) assists the Board by reviewing and approving the Company’s overall compensation and benefit programs and administering the compensation of the Company’s executive and senior officers.  The CC is comprised of four of the Company’s Directors, each of whom meet the current independence and experience requirements of the applicable provision of the NASDAQ Listing Rules and requirements of the Securities and Exchange Commission (SEC).  During 2013, neither the CC nor the Board of Directors utilized the services of an outside compensation consultant.  The CC operates under a written charter that is assessed annually for adequacy.  The CC’s charter was last approved on March 7, 2013 and ratified on December 19, 2013.  A copy of the Charter is included as Appendix C to the Company’s 2013 Proxy Statement, as filed with the SEC on March 29, 2013, and is available at www.sec.gov.

The CC’s overall philosophy is as follows: (i) to attract and retain quality talent which is critical to both short-term and long-term success; (ii) to reinforce strategic performance objectives through the use of incentive compensation programs; (iii) to create a mutuality of interest between executive and senior officers and shareholders through compensation structures that share the rewards and risks of strategic decision-making; and (iv) to encourage executives to achieve substantial levels of ownership of stock in the Company.

The CC’s functions and objectives are: (i) to review and approve the Company’s overall compensation and benefit programs and for administering the compensation for the Company’s executive and senior officers; (ii) to determine the competitiveness of current base salaries, annual and long-term incentives relative to specific competitive markets for the President and Chief Executive Officer and other senior management; (iii) to establish goals and objectives for senior officers and evaluate performance in light of the goals and objectives;  (iv) to evaluate and approve the annual compensation and incentive plans for the President/CEO; (v) to develop a performance review mechanism that has written objectives and goals which are used to make salary increase determinations; (vi) to retain advisors and to be responsible for their appointment, payment and oversight as it deems necessary to carry out its duties; (vii) to review and reassess the adequacy of the CC’s Charter annually and recommend any proposed changes to the Board for approval, which will be included in or discussed in the annual Proxy Statement no less frequently than every three years.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for the years ended December 31, 2013 and 2012, the compensation information for Martin E. Plourd, President and Chief Executive Officer of CWBC and CWB, and for the other two most highly compensated executive officers who earned at least $100,000 during 2013 (collectively, the Named Executive Officers).

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards (1)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation (2)	Total
Martin E. Plourd, President and Chief Executive Officer, CWBC and CWB	2013	$275,000	$120,000	-	$-	-	-	$52,072	$447,072
	2012	250,000	60,000	-	39,386	-	-	45.994	395,380
Charles G. Baltuskonis, Executive Vice President and Chief Financial Officer, CWBC and CWB	2013	224,252	50,000	-	-	-	-	31,074	305,326
	2012	220,512	25,000	-	19,693	-	-	28,299	293,504
Steven A. Rosso, Executive Vice President and Chief Credit Officer, CWB	2013	200,333	50,000	-	7,435	-	-	10,980	268,748
	2012	190,000	25,000	-	12,976	-	-	4,724	232,700

(1)      The dollar value of option awards represents the aggregate grant date fair value of option awards granted during the applicable fiscal year as computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.  The terms of the 1997 and 2006 Plans are described below in “Employment Arrangements and Other Factors Affecting 2013 Compensation.”  Furthermore, the amount recognized for these awards was calculated based on the Black-Scholes option-pricing model.  See the Company’s Annual Report on Form 10-K, at Note 10 to the Company’s Financial Statements for the year ended December 31, 2013.

(2)      All other compensation includes 401(k) Company match for all executives, non-vested Company contributions to the participant’s Deferred Compensation account and life insurance.  For 401(k) match for 2013 and 2012, respectively:  Mr. Plourd - $7,650 and $5,497; Mr. Baltuskonis - $7,650 and $6,875; Mr. Rosso - $6,214 and $3,519.  For Company contributions to the participant’s Deferred Compensation account for 2013 and 2012, respectively: Mr. Plourd, $33,000 and $30,000; Mr. Baltuskonis, $21,200 and $19,200; Mr. Rosso, $3,519 and $0.  For life insurance premiums for 2013 and 2012, respectively:  Mr. Plourd, $1,822 and $897; Mr. Baltuskonis, $2,224 and $2,224; Mr. Rosso, $1,247 and $1,205.  For 2013 and 2012, includes for Mr. Plourd an automobile allowance of $9,600.  See “Potential Payments upon Retirement, Termination or Change-In-Control” below.

Employment Arrangements and Other Factors Affecting 2013 Compensation

During 2013, the terms of each of Messrs. Plourd, Baltuskonis and Rosso’s employment arrangements were governed by written employment agreements with the Company.  For a description of the material terms of such employment agreements, please see “Potential Payments upon Retirement, Termination or Change-In-Control” herein.

Potential Payments upon Retirement, Termination or Change-In-Control

Employment Arrangements for Martin E. Plourd

Mr. Plourd has an employment contract, effective November 2, 2011, with an annual base salary of $275,000 for 2013 (which was adjusted to $310,000 as of January 1, 2014), for his service as President and Chief Executive Officer of the Bank and as Vice President of the Company.  The terms of this employment agreement will terminate on December 31, 2014, subject to early termination as discussed below, but will automatically renew for successive periods of 12 months unless at least three months before the expiration of any preceding term or renewal term, either (a) the Board provides written notice of non-renewal to Mr. Plourd or (b) Mr. Plourd provides written notice of non-renewal to the Bank.  During January of each year during the term of the employment agreement and any renewal term, the Board will review Mr. Plourd’s base salary and will determine, in its sole discretion, whether or not to adjust such salary.  Any such salary adjustment will be effective as of the first day of such calendar year.  Subject to the terms of the Company’s Compensation Policy (which is attached as Exhibit C to Mr. Plourd’s employment agreement), Mr. Plourd will be eligible to receive an annual bonus in an amount, if any, as determined by the Board of Directors in its sole discretion.  Any bonus or incentive compensation that may be paid to Mr. Plourd with respect to any period during which Treasury held any shares of Series A Preferred Stock is subject to recovery or clawback by the Company if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.  For 2013 and 2012, respectively, $120,000 and $60,000 bonus amounts were awarded.  Mr. Plourd is eligible to receive stock option grants to purchase shares of Common Stock as may be determined by the Board of Directors in its sole discretion.  See “Outstanding Equity Awards at Fiscal Year-End” table.  Mr. Plourd is entitled to an automobile allowance of $800 per month and, beginning in November 2013, a business club membership of $350 per month.

In addition, he has a deferred compensation account established and maintained at CWB for his benefit.  To this account, the Company credited $100,000 on December 31, 2011.  In addition, 1% per month of his annual salary will also be credited to this account during the term of Mr. Plourd’s employment.  Monthly interest credits will be earned throughout the term of the agreement at the then-current CWB six-month certificate of deposit rate on an annualized basis.  No funds in this account will vest prior to the date Mr. Plourd attains age 65, and will be paid in its entirety when Mr. Plourd attains age 66.  In the event of a change of control before Mr. Plourd attains age 65, the total amount credited to this account will become fully vested.

Mr. Plourd also has a Salary Continuation Agreement, signed January 28, 2014 and effective as of December 30, 2013.  Upon separation from service after normal retirement age, he will receive $1,500,000 in $100,000 payments over a 15-year period commencing the month following his separation from service.  No funds in this account will vest prior to the date Mr. Plourd attains age 65.  If early involuntary termination occurs, he will be paid 100% of the accrued benefit in one lump sum.  Also, in the event of disability prior to normal retirement age, he will be paid 100% of the accrued benefit in lieu of any other benefit hereunder, paid in 180 equal monthly installments.  If a change of control occurs, followed within 24 months by separation of service prior to normal retirement age, Mr. Plourd will receive within 30 days a lump-sum benefit of $1,130,357 and any gross-up required, in lieu of any other benefit thereunder.  In the event of death prior to or subsequent to commencement of benefit payments, there are provisions relating to payments to designated beneficiaries.

Mr. Plourd’s employment agreement specifies that, in the event of termination without cause or on non-renewal, he would continue to receive salary and benefits plus deferred compensation for a period of three months following the Bank’s written notice of Mr. Plourd’s termination or non-renewal, and one year’s base salary.  Also, the contract contains a change of control (as defined) clause whereby, if he is terminated within one year following such event, he would be entitled to base salary and benefits for a period of one year.

Employment Arrangements for Charles G. Baltuskonis

Mr. Baltuskonis has an employment contract, effective July 1, 2007 and amended August 1, 2013.  Beginning March 1, 2013, Mr. Baltuskonis’ annual base salary was adjusted to $225,000.  In addition, he has a deferred compensation account established and maintained at CWB for his benefit.  To this account, the Company credited $40,000 each on July 1, 2007 and on December 31, 2007.  In addition, $1,600 per month has been credited to this account and, commencing March 1, 2013, 0.8% per month of his annual salary will be credited during the term of Mr. Baltuskonis’ employment.  Monthly interest credits will be earned throughout the term of the agreement at the then-current CWB six-month certificate of deposit rate.  No funds in this account will vest prior to the date Mr. Baltuskonis attains age 65, and normal payments would not commence until such time as Mr. Baltuskonis attains age 66, whether or not he is employed by the Company.  In the event of a change of control before Mr. Baltuskonis attains age 65, he will vest 100% of the account balance.

Mr. Baltuskonis’ contract specifies that, in the event of termination without cause, he would continue to receive salary and benefits plus deferred compensation for a period of three months.  Also, the contract contains a change of control (as defined) clause whereby, if he is terminated within one year following such event, he would be entitled to base salary and benefits for a period of one year.  Mr. Baltuskonis is also eligible for an annual bonus which is determined by the Board in its sole discretion.  For 2013 and 2012, respectively, $50,000 and $25,000 bonus amounts were awarded.

Employment Arrangements for Steven A. Rosso

Mr. Rosso has an employment contract, effective September 10, 2013.  Beginning March 1, 2013, Mr. Rosso’s annual base salary was adjusted to $202,000.  In addition, he has a deferred compensation account established and maintained at CWB for his benefit.  To this account, commencing March 1, 2013, 0.8% per month of his annual salary will be credited during the term of his employment.  Monthly interest credits will be earned throughout the term of the agreement at the then-current CWB six-month certificate of deposit rate.  No funds in this account will vest prior to the date Mr. Rosso attains age 65, and normal payments would not commence until such time as Mr. Rosso attains age 66, whether or not he is employed by the Company.  In the event of a change of control before Mr. Rosso attains age 65, he will vest 100% of the account balance.

Mr. Rosso’s contract specifies that, in the event of termination without cause, he would continue to receive salary and benefits plus deferred compensation for a period of three months.  Also, the contract contains a change of control (as defined) clause whereby, if he is terminated within one year following such event, he would be entitled to base salary and benefits for a period of one year.  Mr. Rosso is also eligible for an annual bonus which is determined by the Board in its sole discretion.  For 2013 and 2012, respectively, $50,000 and $25,000 bonus amounts were awarded.

During 2013, the Company granted stock option awards to Mr. Rosso which are reported in the “Executive Compensation Table” and the “Outstanding Equity Awards at Fiscal Year-End” table.

Stock Option Plans

The 1997 Stock Option Plan

In connection with the bank holding company reorganization, the Company adopted the Community West Bancshares 1997 Stock Option Plan (1997 Plan), which provided for the issuance of up to 1,292,014 option shares.  This Plan expired on January 23, 2007.  At December 31, 2013, the number of shares to be issued upon exercise of outstanding options granted pursuant to the 1997 Plan was 60,100 shares.

The 2006 Stock Option Plan

On March 23, 2006, the Company’s Board adopted the 2006 Stock Option Plan (2006 Plan).  The 2006 Plan was subsequently approved by the shareholders at the 2006 Annual Meeting of Shareholders.  The 2006 Plan provides for the issuance of up to 500,000 shares of the Company’s Common Stock to Directors, officers and key employees of the Company and CWB.  At December 31, 2013, the number of shares to be issued upon exercise of outstanding options granted pursuant to the 2006 Plan was 315,650 shares, and the number of shares of Common Stock remaining available for future issuance under the 2006 Plan was 169,075 shares.  See tables entitled “Outstanding Equity Awards at Fiscal Year-End” and “Director Compensation Table” for more information regarding options outstanding as of December 31, 2013.

Eligibility.  Full-time employees, officers and Board members of the Company and subsidiaries, including CWB, are eligible to receive awards under the 2006 Plan at the discretion of the Board.
Plan Term.  The 2006 Plan’s term commenced on May 25, 2006 and will terminate on March 23, 2016 (subject to early termination is described herein).

Administration.  The 2006 Plan is administered by the Board, serving as the “Stock Option Committee”, one or more of whom may also be executive officers and therefore may not be deemed to be “independent,” as that term is defined in the listing standards of the NASDAQ Stock Market, LLC.  Members of the Board receive no additional compensation for their administration of the Plans.  Each Director will abstain from approving the grant of any options to themselves.  Options may be granted only to Directors, officers and key employees of the Company and any subsidiary, including CWB.  Subject to the express provisions of the 2006 Plan, the Board is authorized to construe and interpret the 2006 Plan, and make all the determinations necessary or advisable for administration of the 2006 Plan.  The full text of the 2006 Plan is available as Appendix A to the Company’s Proxy Statement filed with the SEC on April 13, 2006.

Incentive and Non-Qualified Stock Options.  The 2006 Plan provides for the grant of both incentive stock options and non-qualified options.  Incentive stock options are available only to persons who are employees of the Company, and are subject to limitations imposed by applicable sections of the Internal Revenue Code, as amended, including a $100,000 limit on the aggregate fair market value (determined on the date the options are granted) of shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under the 2006 Plan and all other “incentive stock option” plans of the Company).  Any options granted under the 2006 Plan which do not meet the limitations for incentive stock options, or which are otherwise not deemed to be incentive stock options, are deemed “non-qualified.”

Amendment and Termination of the 2006 Plan.  The 2006 Plan, and all stock options previously granted under the 2006 Plan, will terminate upon the dissolution or liquidation of the Company, upon a consolidation, reorganization, or merger as a result of which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company.  However, all options theretofore granted will become immediately exercisable in their entirety upon the occurrence of any of the foregoing, and any options not exercised immediately upon the occurrence of any of the foregoing events will terminate, unless provision is made for the assumption or substitution thereof.  As a result of these acceleration provisions, even if an outstanding option were not fully vested as to all increments at the time of the event, that option will become fully vested and exercisable.  The Board may at any time suspend, amend or terminate the 2006 Plan, and may, with the consent of the respective optionee, make such modifications to the terms and conditions of outstanding options as it may deem advisable.  Certain amendments to the 2006 Plan may also require shareholder approval if such amendment or modification would: (a) materially increase the number of shares of Common Stock which may be issued under the 2006 Plan; (b) materially increase the number of shares of Common Stock which may be issued at any time under the 2006 Plan to all Directors who are not also officers or key employees of the Company; (c) materially modify the requirements as to eligibility for participation in the 2006 Plan; (d) increase or decrease the exercise price of any option granted under the 2006 Plan; (e) increase the maximum term of options provided for in the 2006 Plan; (f) permit options to be granted to any person who is not an eligible participant; or (g) change any provision of the 2006 Plan which would affect the qualification as an incentive stock option under the 2006 Plan.  The amendment, suspension or termination of the 2006 Plan will not, without the consent of the optionee, alter or impair any rights or obligations under any outstanding option under the 2006 Plan.

Adjustments Upon Changes in Capitalization.  The total number of shares covered by the 2006 Plan and the price, kind and number of shares subject to outstanding options thereunder, will be appropriately and proportionately adjusted if the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, without consideration to CWBC as provided in the 2006 Plan.  Fractional share interests of such adjustments may be accumulated, although no fractional shares of stock will be issued under the 2006 Plan.

Holdings of Outstanding Equity Awards

The following table sets forth certain information, pursuant to SEC rules, regarding stock options outstanding at December 31, 2013 for the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Charles G. Baltuskonis	10,000	-	-	$8.75	2/26/14
	3,750	-	-	$12.50	7/26/17
	2,000	-	-	$8.65	2/28/18
	3,750	-	-	$3.995	7/29/18
	2,000	-	-	$3.45	11/20/18
	4,000	1,000	-	$2.36	4/29/19
	3,000	750	-	$2.35	7/23/19
	3,000	2,000	-	$3.50	12/16/20
	2,000	3,000	-	$2.57	9/1/21
	2,000	8,000	-	$3.25	12/13/22
Martin E. Plourd	24,000	36,000	-	$1.95	11/2/21
	4,000	16,000	-	$3.25	12/13/22
Steven A. Rosso	2,000	8,000	-	$2.13	2/23/22
	-	2,500		$4.7649	4/28/23

(1)	Each option grant generally vests 20% on each anniversary of the grant date. Each stock option expires 10 years after the date the stock option was granted.

Pension Benefits

Excluding any tax-qualified contribution plan and any nonqualified defined contribution plan, none of the Named Executive Officers or any other key officers participate in any plan that provides for payments or other benefits at, following, or in connection with, retirement.

Treatment of Outstanding Stock Options upon Retirement, Termination or Change of Control

  Termination of Employment or Affiliation.  Under the terms of the 1997 and 2006 Plans (Plans), in the event an optionee ceases to be affiliated with the Company or a subsidiary for any reason other than disability, death or termination for cause, the stock options granted to such optionee will expire at the earlier of the expiration dates specified for the options, or 90 days after the optionee ceases to be so affiliated.  During such period after cessation of affiliation, the optionee may exercise the option to the extent it was exercisable as of the date of such termination, and thereafter the option expires in its entirety.  If an optionee’s stock option agreement so provides, and if an optionee’s status as an eligible participant is terminated for cause, the options held by such person will expire 30 days after termination, although the Board may, in its sole discretion, within 30 days of such termination, reinstate the option.  If the option is reinstated, the optionee will be permitted to exercise the option only to the extent, for such time, and upon such terms and conditions as if the optionee’s status as an eligible participant had been terminated for a reason other than cause, disability or death, as described above.

  Liquidation or Change of Control.  The Plans, and all stock options previously granted under the Plans, terminate upon the dissolution or liquidation of the Company, upon a consolidation, reorganization or merger as a result of which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company.  However, all options heretofore granted become immediately exercisable in their entirety upon the occurrence of any of the foregoing, and any options not exercised immediately upon the occurrence of any of the foregoing events will terminate unless provision is made for the assumption or substitution thereof.  As a result of the acceleration provisions, even if an outstanding option were not fully vested as to all increments at the time of the event, that option will become fully vested and exercisable.  All options outstanding at the time of completion of the merger(s) will survive and not become immediately exercisable.

Profit Sharing and 401(k) Plan

The Company has established a 401(k) plan for the benefit of its employees.  Employees are eligible to participate in the plan after three months of consecutive service.  Employees may make contributions to the plan under the plan’s 401(k) component and the Company may make contributions under the plan’s profit sharing component, subject to certain limitations. The Company’s contributions were determined by the Board and amounted to $202,000 in 2013 and $175,000 in 2012.

Directors’ Compensation

CWB’s non-employee Directors are paid for attendance at CWB Board meetings at the rate of $1,200 ($1,500 for the Chairman) for each regular Board meeting and $250 ($350 for Audit Committee Chairman) for each committee meeting.  If a Director attends a meeting by telephone, only 25% of the above fee is received.  In 2013, no additional discretionary compensation was awarded to the non-employee Directors.  There were no CWBC Director fees paid during 2013.

The following table sets for the information concerning the compensation paid to each of the Company’s Directors during 2013.  Compensation paid to Martin E. Plourd, Director, President and Chief Executive Officer, CWBC and CWB, is not included in this table because he was an employee during 2013 and, therefore, received no additional compensation for his service as a Director.

DIRECTOR COMPENSATION TABLE
Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert H. Bartlein	$36,750	-	-	-	-	-	$36,750
Jean W. Blois	18,400	-	-	-	-	-	18,400
John D. Illgen	24,400	-	-	-	-	-	24,400
Shereef Moharram	20,400	-	-	-	-	-	20,400
Eric Onnen	17,950	-	-	-	-	-	17,950
William R. Peeples	30,250	-	-	-	-	-	30,250
James R. Sims Jr.	25,400	-	-	-	-	-	25,400
Kirk B. Stovesand	35,850	-	-	-	-	-	35,850

(1) Outstanding stock options held by each non-employee Director at December 31, 2013 are as follows:  Robert H. Bartlein, 15,000; Jean W. Blois, 15,000; John D. Illgen, 15,000; Shereef Moharram, 5,000; Eric Onnen, 5,000; William R. Peeples, 5,000; James R. Sims, Jr., 15,000; Kirk B. Stovesand, 15,000.  Stock options held at December 31, 2013 by Mr. Plourd are included in the table for the Named Executive Officers under the heading entitled “Outstanding Equity Awards at Fiscal Year-End.”

 (2)  During 2013, the Company granted no stock option award shares to the Directors identified in the table above.  Column represents the aggregate grant date fair value of option awards granted during the applicable fiscal year as computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.  The terms of the 1997 and 2006 Plans are described below in “Employment Arrangements and Other Factors Affecting 2012 Compensation”.  Furthermore, the amount recognized for these awards was calculated based on the Black-Scholes option-pricing model.  See the Company’s Annual Report on Form 10-K, at Note 10 to the Company’s Financial Statements for the year ended December 31, 2013.

Certain Relationships and Related Transactions

Some of the Directors and executive officers of the Company, as well as the companies with which such Directors and executive officers are associated, are customers of and have had banking transactions with CWB in the ordinary course of business.  CWB expects to have such ordinary banking transactions with such persons in the future. In the opinion of CWB management, all loans and commitments to lend included in such transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and did not involve more than a normal risk of collectibility or present other unfavorable features.  Although CWB does not have any limits on the aggregate amount it would be willing to lend to Directors and officers as a group, loans to individual Directors and officers must comply with CWB’s internal lending policies and statutory lending limits.

Proposal 2

APPROVAL OF THE COMMUNITY WEST BANCSHARES 2014 STOCK OPTION PLAN

General

On January 23, 2014, the Company’s Board adopted, subject to approval by the Company’s shareholders, the Community West Bancshares 2014 Stock Option Plan (2014 Plan).  The 2014 Plan provides for the grant of “incentive stock options” as permitted under Section 422 of the Internal Revenue Code of 1986 (Code), as well as for the grant of non-qualified stock options.  The 2014 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

The 2014 Plan provides for the issuance of up to 500,000 shares of the Company’s Common Stock (Common Stock) to Directors, officers and key employees of the Company and CWB.  To date, no new grants of options have been made by the Board under the 2014 Plan.  As of March 24, 2014, the market value of the 500,000 shares of Common Stock underlying the options under the 2014 Plan was $3,560,000.

The Community West Bancshares 2006 Stock Option Plan (2006 Plan) will continue to remain in effect until March 23, 2016.  See the previous section “2006 Stock Option Plan” for additional information regarding the 2006 Plan.

The Board believes it is advisable for the shareholders to approve the adoption of the 2014 Plan to continue to have options available to encourage Directors, officers and key employees to remain with the Company and CWB and to attract new, qualified officers, employees and Directors in today's competitive market.  Shareholder approval of the 2014 Plan is also required under the NASD Rules.

Purpose

The purpose of the 2014 Plan is:

•	To strengthen the Company by providing additional means of attracting and retaining competent managerial personnel and by providing to participating Directors, officers and key employees added incentive for high levels of performance and for unusual efforts to increase the earnings of the Company; and

•	To achieve these purposes and accomplish those results by providing a means whereby Directors, officers and key employees may purchase shares of the Common Stock under stock options granted in accordance with the 2014 Plan.

Summary of the 2014 Plan

The following description of the 2014 Plan is intended to highlight and summarize the principal terms of the 2014 Plan, and is qualified in its entirety by the text of the 2014 Plan.  The full text of the 2014 Plan is available as Appendix A to the Company’s Proxy filed with the SEC on March 27, 2014.

Plan Term.  The 2014 Plan’s term will commence effective upon the approval by a majority of the shares of Common Stock represented and voting at the 2014 Annual Meeting.  Assuming that the 2014 Plan is approved by the Company’s shareholders on May 22, 2014, the term will commence on May 22, 2014 and will terminate on May 22, 2024 (subject to early termination as described herein).

Administration.  The 2014 Plan will be administered by the Board, serving as the “Stock Option Committee”, one or more of whom may also be executive officers and therefore may not be deemed to be “independent,” as that term is defined in the listing standards of the Nasdaq Stock Market, Inc.  Each Director will abstain from approving the grant of any options to himself or herself. Options may be granted only to Directors, officers and key employees of the Company and any subsidiary, including CWB.  Subject to the express provisions of the 2014 Plan, the Board is authorized to construe and interpret the 2014 Plan, and make all the determinations necessary or advisable for administration of the 2014 Plan.

Eligible Participants.  The 2014 Plan provides that all Directors, officers and full-time key employees (as such, key employees may be determined by the Board) of the Company and CWB are eligible to receive grants of stock options.  The 2014 Plan provides that if options are granted to officers or key employees who own, directly or indirectly, more than 10% of the Company’s outstanding shares, and the options are intended to qualify as “incentive stock options,” then the minimum option price must be at least 110% of the Common Stock’s fair market value on the date of grant, and the term of the option grant may not exceed five years.  Subject to the foregoing limitations, the Board is empowered to determine which eligible participants, if any, should receive options, the number of shares subject to each option, and the terms and provisions of the option agreements.  As of March 24, 2014, the 8 non-employee Directors, 4 Named Executive Officers and all 118 non-executive employees would all be eligible to participate in the 2014 Plan.

Shares Subject to the 2014 Plan.  500,000 shares of Common Stock are covered by the 2014 Plan, which constitutes 6.36% of the shares outstanding as of March 24, 2014.  Options will be granted at no less than the fair market value of the Common Stock as of the date of grant.

Incentive and Non-Qualified Stock Options.  The 2014 Plan provides for the grant of both incentive stock options and non-qualified options.  Incentive stock options are available only to persons who are employees of the Company, and are subject to limitations imposed by applicable sections of the Code, including a $100,000 limit on the aggregate fair market value (determined on the date the options are granted) of shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under the 2014 Plan and all other “incentive stock option” plans of the Company).  Any options granted under the 2014 Plan which do not meet the limitations for incentive stock options, or which are otherwise not deemed to be incentive stock options, shall be deemed “non-qualified”.  Subject to the foregoing and other limitations set forth in the 2014 Plan, the exercise price, permissible time or times of exercise, and the remaining terms pertaining to any option are determined by the Board; however, the per share exercise price under any option may not be less than 100% of the fair market value of the Common Stock on the date of grant of the option.

Terms and Conditions of Options. Subject to the limitations set forth in the 2014 Plan, options granted thereunder may be exercised in such increments, which need not be equal, and upon such contingencies as the Board may determine.  If an optionee does not exercise an increment of an option in any period during which such increment becomes exercisable, the unexercised increment may be exercised at any time prior to expiration of the option unless the respective stock option agreement provides otherwise.

Subject to earlier termination as may be provided in any optionee's stock option agreement, options granted under the 2014 Plan will expire not later than ten years from the date of grant. Under the terms of the 2014 Plan, the date of grant is deemed to be either: (i) the date fixed by the Board to be the date of grant; or (ii) if no such date is fixed, the date on which the Board made its final determination to grant a stock option.

The Board has the discretion to determine the vesting schedule of all options under the 2014 Plan, provided that all incentive stock options must vest at least 20% per year over five years from the date of grant.

Options granted under the 2014 Plan may not be transferred otherwise than by will or by the laws of descent and distribution, and during his or her lifetime, only the optionee or, in the event of the disability of the optionee, his or her guardian or the conservator of his or her estate may exercise the option.

Exercise of Options.  Subject to the restrictions set forth in the 2014 Plan, an option may be exercised in accordance with the terms of the individual stock option agreement.  Stock options must be exercised by payment in full of the exercise price, or, with the prior consent of the Board, may be exercised by the delivery of shares of Common Stock.

An option may be exercised with respect to whole shares only, although fractional share interests may be accumulated and exercised from time to time as whole shares during the term of the option.  Options may only be exercised with respect to a minimum of ten whole shares, unless the option agreement requires that a larger number of shares be exercised at any one time and unless fewer than ten shares remain subject to the option at the time of exercise.  Any shares subject to an option which expires or terminates without being exercised become available again for issuance under the 2014 Plan.

Neither an eligible participant nor an optionee has any rights as a shareholder with respect to the shares of Common Stock covered by any option which may be or has been granted to such person, and which is thereafter exercised, until date of issuance of the stock certificate by the Company to such person.

Repricing Prohibited.  Repricing, or increasing or decreasing the exercise price, of a stock option without shareholder approval, is prohibited.

 Stock Option Agreement.  Every grant of an option will be evidenced by a written stock option agreement executed by the Company and the optionee.  Subject to the terms and conditions of the 2014 Plan, the stock option agreement will contain the terms and provisions pertaining to each option so granted, such as exercise price, permissible date or dates of exercise, termination date and such other terms and conditions as the Board deems desirable and not inconsistent with the 2014 Plan.

Termination of Employment or Affiliation.  In the event an optionee ceases to be affiliated with the Company or a subsidiary for any reason other than disability, death or termination for cause, the stock options granted to such optionee shall expire at the earlier of the expiration dates specified for the options, or ninety days after the optionee ceases to be so affiliated.  During such period after cessation of affiliation, the optionee may exercise the option to the extent that it was exercisable as of the date of such termination, and thereafter the option expires in its entirety.

If an optionee’s stock option agreement so provides, and if an optionee's status as an eligible participant is terminated for cause, the option held by such person will expire thirty days after termination (or any earlier date when the option term expires), although the Board may, in its sole discretion, within thirty days of such termination, reinstate the option.  If the option is reinstated, the optionee will be permitted to exercise the option only to the extent, for such time, and upon such terms and conditions as if the optionee's status as an eligible participant had been terminated for a reason other than cause, disability or death, as described above.

If an optionee dies while employed by the Company, or during the 90-day period referred to above, the optionee’s estate may exercise any options that had vested on the date of death for a subsequent period of one year.  After the disability of an optionee, the optionee may exercise options that had vested when the disability occurred for a subsequent period of one year.

The 2014 Plan, and all stock options previously granted under the 2014 Plan, will terminate upon the dissolution or liquidation of the Company, upon a consolidation, reorganization, or merger as a result of which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company.  However, all options granted under the Plan will become immediately exercisable in their entirety upon the occurrence of any of the foregoing, and any options not exercised immediately upon the occurrence of any of the foregoing events will terminate, unless provision is made for the assumption or substitution thereof.  As a result of this acceleration provisions, even if an outstanding option were not fully vested as to all increments at the time of the event, that option will become fully vested and exercisable.

Amendment and Termination of the 2014 Plan.  The Board may at any time suspend, amend or terminate the 2014 Plan, and may, with the consent of the respective optionee, make such modifications to the terms and conditions of outstanding options as it shall deem advisable.  Shareholder approval of the 2014 Plan is required to qualify incentive stock options pursuant to the Code.  The Company is also required to obtain shareholder approval of the 2014 Plan under the NASD rules.  Certain amendments to the 2014 Plan may also require shareholder approval if such amendment or modification would: (a) materially increase the number of shares of Common Stock which may be issued under the 2014 Plan; (b) materially increase the number of shares of Common Stock which may be issued at any time under the 2014 Plan to all Directors who are not also officers or key employees of the Company; (c) materially modify the requirements as to eligibility for participation in the 2014 Plan; (d) increase or decrease the exercise price of any option granted under the 2014 Plan; (e) increase the maximum term of options provided for in the 2014 Plan; (f) permit options to be granted to any person who is not an eligible participant; or (g) change any provision of the 2014 Plan which would affect the qualification as an incentive stock option under the 2014 Plan.  The amendment, suspension or termination of the 2014 Plan will not, without the consent of the optionee, alter or impair any rights or obligations under any outstanding option under the 2014 Plan.

Adjustments Upon Changes in Capitalization.  The total number of shares covered by the 2014 Plan and the price, kind and number of shares subject to outstanding options thereunder, will be appropriately and proportionately adjusted if the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, without consideration to CWBC as provided in the 2014 Plan.  Fractional share interests of such adjustments may be accumulated, although no fractional shares of stock will be issued under the 2014 Plan.

Federal Income Tax Consequences

Certain stock options granted under the 2006 Plan are intended to be “incentive stock options” as defined in Section 422 of the Code.  No income will be recognized by the optionee, and no deduction will be allowed to CWBC, by reason of the grant or exercise of an incentive stock option.  However, the excess of the fair market value of the shares at the time of exercise over the option exercise price will be treated as a preference item for purposes of the alternative minimum tax.  If the optionee does not dispose of the shares of the Common Stock received upon exercise of an incentive stock option by payment in cash within two years from the date of the grant of the option or within one year after the transfer of the shares to the optionee, any gain realized by the optionee upon such disposition of the shares will be long-term capital gain.  No deduction will be available to CWBC upon such disposition by the optionee.  However, if the optionee disposes of such shares within the two year period from the date of the grant of the option or within the one year period from the transfer of the shares, gain realized by the optionee upon such disposition will be ordinary income to the extent that the value of the shares received at the date of exercise of the option exceeds the price paid for such shares by the optionee.  Such ordinary income will be recognized by the optionee for the tax year in which the optionee disposes of the shares, and CWBC will be entitled to a deduction in an amount equal to the ordinary income recognized by the optionee for the tax year of CWBC in which the optionee recognizes such ordinary income, provided that applicable income tax withholding requirements are satisfied.  Gain realized in excess of such ordinary income will be capital gain.  Such capital gain will be long-term or short-term depending upon whether the shares are held for more than 12 months prior to the date of disposition.  If the optionee disposes of the shares within either the two-year period from the date of grant of the option, or within one year after the transfer of the shares, any ordinary income recognized by the optionee will not exceed the gain realized on such disposition by the optionee.  If the optionee disposes of shares of Common Stock received upon exercise of an option at a loss, such loss will be a capital loss, long-term or short-term depending upon whether the shares are held for more than one year prior to the date of disposition.

The optionee's basis in shares of Common Stock acquired upon the exercise of an incentive stock option by the transfer to CWBC of its Common Stock already owned by the optionee is determined by substituting the optionee's basis in the shares of Common Stock transferred to CWBC to exercise the option to an equivalent number of shares of its Common Stock acquired upon the exercise of the option (Substituted Common Stock).  The basis of the remainder, if any, of the shares of Common Stock received upon exercise of the option (Non-Substituted Common Stock) will be zero.  The Substituted Common Stock will have a holding period which, for purposes of computing whether capital gain or loss is long or short term, includes the holding period of the shares of previously owned Common Stock.  The Non-Substituted Common Stock will have a holding period which begins on the date such shares are received.  If the optionee does not dispose of the shares of the Common Stock received upon exercise of an incentive stock option within two years from the date of the grant of the option or within one year after the transfer of the shares to the optionee, any gain realized by the optionee upon the disposition of the shares will be long-term capital gain.  No deduction will be available to CWBC upon such disposition by the optionee.  However, if the optionee disposes of such shares within the two-year period from the date of the grant of the option or within the one-year period from the transfer of the shares, the optionee will be treated as disposing of the shares having the lowest basis.  Any gain realized by the optionee upon such disposition will be ordinary income to the extent that the value of the shares received at the date of exercise of the option exceeds the amount paid for such shares.  The amount paid for Substituted Common Stock will be its fair market value on the date of exercise.  The amount paid for Non-Substituted Common Stock will be its basis.  Such ordinary income will be recognized by the optionee for the tax year in which the optionee disposes of the shares and CWBC will be entitled to a deduction in an amount equal to the ordinary income recognized by the optionee for the tax year of CWBC in which the optionee recognizes such ordinary income, provided that applicable income tax withholding requirements are satisfied.  Gain realized in excess of such ordinary income will be capital gain.  Such capital gain will be long-term or short-term depending upon whether the shares disposed of were held for more than 12 months prior to the date of disposition taking into account the substituted holding period of any Substituted Common Stock.  If the optionee disposes of the shares within either the two-year period from the date of grant of the option, or within one year after the transfer of the shares, any ordinary income recognized by the optionee will not exceed the gain realized on such disposition by the optionee.  If the optionee disposes of shares of Common Stock received upon exercise of an option at a loss, such loss will be a capital loss, long-term or short-term depending upon whether the shares are held for more than one year prior to the date of disposition, taking into account the substituted holding period of any Substituted Common Stock.

The aggregate fair market value (determined at the time the options are granted) of the stock with respect to which incentive stock options are exercisable by an individual for the first time in any calendar year may not exceed $100,000.  The 2014 Plan provides that outstanding options may become fully vested and exercisable in the event of a merger or consolidation of CWBC as a result of which CWBC is not the surviving corporation or upon the sale of all or substantially all of the property of CWBC, unless the 2014 Plan is continued and the outstanding options are neither assumed nor replaced with new options.  If, as a result of this provision of the 2014 Plan, the amount of options which become exercisable by an optionee for the first time in any year exceeds the $100,000 limit, the amount of options exceeding the $100,000 limit will not be treated as incentive stock options.

If options cease to be treated as incentive stock options, such options will be treated as non-qualified stock options.  If such options, or any stock options originally intended to be non-qualified stock options, are exercised, the excess of the fair market value of the acquired shares at the time of exercise over the option exercise price will be treated as ordinary income to the optionee in the year of exercise.

Upon exercise of a stock option other than an incentive stock option by a cash payment, the optionee's basis in the shares of Common Stock received will be the sum of the option exercise price and the amount of ordinary income recognized by the optionee from the exercise of the stock option.  The optionee's holding period in the shares of Common Stock received will begin on the date received.  Upon exercise of such a stock option by transfer of shares of Common Stock already owned by the optionee, under Internal Revenue Service Ruling 80-244, the optionee will be deemed to have received an equivalent number of shares of Common Stock in a non-taxable exchange (Substituted Common Stock) and the remainder, if any, of the shares of Common Stock will be deemed to have been received in a taxable transaction (Non-Substituted Common Stock). The optionee's basis in the Substituted Common Stock will be the same as his basis in the previously owned shares, and his holding period will include the holding period of the previously owned shares.  The optionee's basis in the Non-Substituted Common Stock will be the same as the amount of ordinary income recognized by the optionee.  The Non-Substituted Common Stock will have a holding period which begins on the date when it is received.

On the disposition of shares of Common Stock received upon exercise of a stock option other than an incentive stock option, the difference between the amount realized and the optionee's basis in the shares will be a long-term or short-term capital gain (or loss) depending on whether the optionee's holding period for the shares is more than 12 months prior to their disposition.

CWBC will be entitled to claim a deduction at the same time and in the same amount as income is recognized by the optionee exercising a stock option other than an incentive stock option.  No income will be recognized by the optionee, and no deduction (in the year of the grant) shall be allowable to CWBC, by reason of the grant of non-qualified stock options.

Certain Information Concerning All Options

In addition to the foregoing, federal tax law provides for an excise tax of 20% and the disallowance of a deduction to a corporation for compensation to its employees, officers, shareholders and others that results in an “excess parachute payment” within the meaning of Code Section 280G(b).  If such a person is granted an incentive stock option and there is a change of control, the incentive stock option may be considered in the determination of whether an excess parachute payment has been made.

Long-term capital gains and losses are derived from the sales and exchanges of capital assets held for more than twelve months.  Under The Jobs and Growth Tax Relief Reconciliation Act of 2003, for taxable years beginning before January 1, 2009, generally the maximum rate of tax on net capital gain of a non- corporate taxpayer is 15%.  In addition, any net capital gain which otherwise would have been taxed at a 10% or 15% rate generally is taxed at a 5% rate (zero for taxable years beginning after 2007).  For taxable years beginning after December 31, 2008, generally the rates on net capital gain are scheduled to revert to 20% and 10%, respectively.  Any gain from the sale or exchange of property held more than five years that would otherwise be taxed at the 10% rate is taxed at an 8% rate.  Any gain from the sale or exchange of property held more than five years and the holding period for which began after December 31, 2000, which would otherwise be taxed at a 20% rate will be taxed at an 18% rate.  If the capital asset was held for less than twelve months, any resulting gain will be taxed at ordinary income rates.

The specific state tax consequences to each optionee under the 2014 Plan may vary, depending upon the laws of the various states and the individual circumstances of each optionee.  It is suggested that each optionee consult his or her personal tax advisor regarding both the federal and state tax consequences of the grant and exercise of options.

Vote Required

The 2014 Plan will become effective upon approval by a majority of the shares of Common Stock represented and voting at the 2014 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMMUNITY WEST BANCSHARES 2014 STOCK OPTION PLAN.

PROPOSAL 3

RATIFICATION OF THE COMPANY’S INDEPENDENT AUDITORS

The Company’s independent auditors for the fiscal year ended December 31, 2013 was EY.  The Board of Directors, upon recommendation of its Audit Committee, has ratified the appointment of EY to serve as its independent auditors for the fiscal year ending December 31, 2014.  Representatives of EY are expected to be present at the Meeting.  The Company will afford the representatives an opportunity to make a statement, should they desire to do so, and expect that the representatives will be available to respond to appropriate questions.

The Board of Directors is requesting the Company's shareholders to ratify the appointment of EY as the Company's independent auditors for 2014.  Although ratification is not required by the Company's Bylaws or otherwise, the Board of Directors is submitting the appointment of EY to the shareholders for ratification because the Board of Directors values the shareholders' views on the Company's independent auditors and as a matter of good corporate practice.  In the event that the shareholders fail to ratify the appointment, it will be considered as a direction to the Board of Directors and the Audit Committee to consider the selection of a different firm.  Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent auditor, subject to ratification by the Board of Directors, at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF EY AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

Audit Fees

During the years ended December 31, 2013 and 2012, the aggregate fees billed by EY for the audit of the Company’s consolidated financial statements for such fiscal year and for the review of the Company’s interim financial statements were $316,000 and $309,000 respectively.  These amounts include fees related to the fiscal year audit and interim reviews, notwithstanding when the fees were billed or when the services were rendered.  Expenses included were billed from January through December of the fiscal year, notwithstanding when the expenses were incurred.

Audit-Related Fees

During the years ended December 31, 2013 and 2012, $0 and $15,000 were billed in connection with audit-related services.  For 2012, the $15,000 was for services related to the Bank’s HUD audit.

Tax Fees

During the years ended December 31, 2013 and 2012, the aggregate fees billed by EY for professional services related to recurring state and federal tax preparation, compliance and consulting were $44,000 and $44,000, respectively.

In addition, during the year ended December 31, 2013, $14,700 was billed by EY related to professional tax services during the course of an IRS examination.

All Other Fees

During the years ended December 31, 2013 and 2012, there were no fees billed by EY for any other products or services provided by EY that are not otherwise disclosed above.

The Audit Committee of the Company reviewed and discussed with EY whether the rendering of the non-audit services provided by them to the Company during fiscal 2013 was compatible with their independence.  The Audit Committee pre-approves all audit and permissible non-audit services to be provided by EY and the estimated fees for these services.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the Company’s independent auditor.  These services may include audit, audit-related, tax and other services.  Pre-approval is generally provided for up to one year and is detailed as to a particular service or category of service.  The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with the pre-approval and the fees for services performed to date.  All services performed by EY for which fees were billed to the Company during the years ended December 31, 2013 and 2012 as disclosed herein were approved by the Audit Committee pursuant to the procedures outlined herein.  All of the services of EY in auditing the Company’s Financial Statements for the year ended December 31, 2013 were performed by EY or its full-time, permanent employees.

2015 SHAREHOLDER PROPOSALS

Shareholder proposals to be considered for inclusion in the Proxy Statement for the Company’s 2015 Annual Meeting of Shareholders (2015 Meeting) must be received by the Company at its offices at 445 Pine Avenue, Goleta, California 93117, no later than December 8, 2014.  The proposals must also satisfy the conditions and procedures prescribed by the Company’s Bylaws and by the SEC in Rule 14a-8 for such proposals to be included in the Company’s Proxy Statement for the 2015 Meeting, and must be limited to 500 words.  To be included in the Proxy Statement, the shareholder must be a holder of record or beneficial owner of at least $2,000 in market value or 1% of the Company’s securities entitled to be voted on the proposal, and have held the shares for at least one year and will continue to hold the shares through the date of the 2015 Meeting.  Either the proposer, or a representative qualified under California law to present the proposal on the proposer’s behalf, must attend the meeting to present the proposal.  Shareholders may not submit more than one proposal.

The SEC has in effect a rule governing a company's ability to use discretionary proxy authority with respect to proposals that were not submitted in time to be included in the Proxy Statement (i.e., outside the processes of Rule 14a-8 as described in the preceding paragraph).  As a result, in the event a proposal is not submitted to the Company prior to February 21, 2015, and the proxy materials delivered in connection with the 2015 Meeting contain a statement conferring discretionary authority to the proxy holders of the Company (similar to the statement set forth in the third paragraph of this Proxy Statement), the proxies solicited by the Board for the 2015 Annual Meeting will confer discretionary authority to the proxyholders to vote the shares in accordance with their best judgment and discretion if the proposal is received by the Company after February 21, 2015.

Whether or not you intend to be present at the Meeting, you are urged to return your Proxy promptly.  If you are then present at the Meeting and wish to vote your shares in person, your original Proxy may be revoked by voting at the Meeting.  However, if you are a shareholder whose shares are not registered in your own name, you will need the Proxy obtained from your recordholder to vote personally at the Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers (as defined in regulations promulgated by the SEC thereunder), Directors and persons who own more than ten percent of the Common Stock to file reports of stock ownership and changes in stock ownership with the SEC.  The officers, Directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of all reports of ownership furnished to the Company, or written representations that no forms were necessary, the Company believes that during the last year its officers, Directors and greater than ten percent beneficial owners complied with all filing requirements.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

Only one Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2013 is being delivered to shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders.  Upon the written or oral request of a shareholder, the Company will deliver promptly a separate copy of the Proxy Statement and the Annual Report on Form 10-K to a shareholder at a shared address to which a single copy was delivered.  Shareholders desiring to receive a separate copy in the future may contact Charles G. Baltuskonis, Executive Vice President and Chief Financial Officer, Community West Bancshares, 445 Pine Avenue, Goleta, CA 93117-3474, telephone (805) 692-5821.

PROXY MATERIALS AND ANNUAL REPORT ON FORM 10-K

Copies of the Company’s Proxy Materials described herein and the 2013 Annual Report on Form 10-K, as filed with the SEC, are available upon request to: Charles G. Baltuskonis, Executive Vice President and Chief Financial Officer, Community West Bancshares, 445 Pine Avenue, Goleta, CA 93117-3474, telephone (800) 569-2100, e-mail: cbaltuskonis@communitywestbank.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 2014

This Proxy Statement, the proxy card, the Company’s Annual Report to Shareholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and directions to the location of the Annual Meeting, are available on the Company's website at www.communitywest.com.

By Order of the Board of Directors,

COMMUNITY WEST BANCSHARES

William R. Peeples, Chairman of the Board

Dated:  April 7, 2014
Goleta, California

COMMUNITY WEST BANCSHARES
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON MAY 22, 2014
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael Phlaum and Susan Thompson, or any of them, agents and proxy of the undersigned, each with full power of substitution, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders of Community West Bancshares to be held at La Cumbre Country Club, 4015 Via Laguna, Santa Barbara, California on Thursday, May 22, 2014, at 6:30 P.M., and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote, as follows:

1. Election of Directors.  To elect the following nine persons to the Board of Directors of the Company to serve until the 2015 Annual Meeting of Shareholders and until their successors are elected and have qualified:

  ____ AUTHORITY GIVEN (except as noted below)       ____ WITHHOLD AUTHORITY

Robert H. Bartlein - Jean W. Blois - John D. Illgen - Shereef Moharram - Eric Onnen
William R. Peeples - Martin E. Plourd - James R. Sims, Jr. - Kirk B. Stovesand

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR SOME, BUT NOT ALL, OF THE NOMINEES NAMED ABOVE, YOU SHOULD CHECK THE BOX "AUTHORITY GIVEN" AND YOU SHOULD ENTER THE NAME(S) OF THE NOMINEE(S) WITH RESPECT TO WHOM YOU WISH TO WITHHOLD AUTHORITY TO VOTE IN THE SPACE PROVIDED BELOW

2. Approval of 2014 Stock Option Plan.  To approve the Community West Bancshares 2014 Stock Option Plan covering 500,000 shares of the Company's Common Stock, as more fully described in the Company's 2014 Proxy Statement.

___ FOR                              ____ AGAINST                       ____ ABSTAIN

3. Ratification of the Selection of EY as the Company's Independent Auditors.  To ratify the selection of EY as the Company's independent auditors for the fiscal year ending December 31, 2014.

___ FOR                              ____ AGAINST                       ____ ABSTAIN

4. Other business.  To transact such other business as may properly come before the Meeting and any adjournment thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 22, 2014

This proxy statement, the proxy card and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and directions to the location of the Annual Meeting, are available to you on the Company's website at www.communitywest.com.

PLEASE SIGN AND DATE THE OTHER SIDE

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND THE ACCOMPANYING PROXY STATEMENT.

THIS PROXY WILL BE VOTED AS SPECIFIED OR IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE NINE NOMINEES FOR ELECTION, FOR PROPOSAL 2, FOR PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.  (Please sign exactly as name appears.  When shares are held by joint tenants, both should sign.  When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.)

Dated:		,2014

(Signature)

(Signature, if held jointly)

I do __   do not __  expect to attend the Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER DELIVERING IT PRIOR TO ITS EXERCISE BY FILING WITH THE CORPORATE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY APPEARING AND VOTING IN PERSON AT THE MEETING.